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                                                                    EXHIBIT 4.11


                              CERTIFICATE OF TRUST

                                       OF

                                DELPHI TRUST III


         This Certificate of Trust is being executed as of August 25, 2003 for the purpose of creating a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Act").

         The undersigned hereby certify as follows:

         1. Name. The name of the statutory trust formed hereby is Delphi Trust III (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            Bank One Delaware, Inc.
            Three Christiana Centre
            201 Walnut Street
            Wilmington, Delaware 19801

         3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                           BANK ONE DELAWARE, INC.,
                                           as Delaware Trustee



                                           By: /s/ Marla Roth
                                               ---------------------------------
                                               Name:  Marla Roth
                                               Title: Vice President





                                           /s/ J.T. Battenberg III
                                           -------------------------------------
                                           Name:  J.T. Battenberg III
                                           Regular Trustee





                                           /s/ Alan S. Dawes
                                           -------------------------------------
                                           Name:  Alan S. Dawes
                                           Regular Trustee





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